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EUA ENERGY INVESTMENT CORPORATION
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
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ASSETS
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

Goodwill, net of amortization          $ 4.9
Non-utility property, net     0.3
Other investments     3.0


Current Assets:
     Cash                         0.6
     Customer accounts receivable, net               2.4
     Customer notes receivable     4.1
     Prepaid and other current assets               4.5
                                        -----
               Total current assets                    11.6
                                        -----
Deferred debits          1.7
                                        -----
                              $21.5
               Total assets                         =====

CAPITALIZATION AND LIABILITIES
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Capitalization:
     Other paid in capital          $19.5
     Unappropriated retained earnings               0.1
                                        -----
               Total capitalization                    19.6
                                        -----
Accrued interest                         1.8
                                        -----
Deferred credits                         0.1
                                        -----
               Total liabilities and capitalization               $21.5
                                        =====
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